Exhibit 99.1

QUARTERLY REPORT for the period ended 31 March 2015

FINANCIAL HIGHLIGHTS

-	Average production for the month of March 2015 was 1,017 barrels of oil equivalent per day compared to 465 for the month of March 2014.

-	Production for the quarter ended 31 March 2015 was 75,336 BOE compared to 37,201 BOE for the quarter ended 31 March 2014.

-	Estimated oil and gas revenue was US$2.7 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	The Company’s G&A cost was reduced to US$3.5 million expensed for the nine months to 31 March 2015, from US$4.8 million for the prior corresponding period in 2014.

-	Lease operating, exploration, valuation of derivatives and administration expense for the quarter was US$2.4 million.

-	A net US$5.1 million was spent on development during the quarter, related to Samson’s share of the North Stockyard project drilling program.

-	The closing cash balance for the quarter is US$2.6 million.

-	In April 2015, the Company closed out its 2015 hedge positions in order to crystalize the gains made on those positions. The result was net cash inflow of $1.4 million.

-	The Company also put in additional downside protection in the form of deferred puts, which still allows the Company to participate in the upside movement on the oil price above the put floor of US$45 per barrel.

OPERATIONAL HIGHLIGHTS

-	The North Stockyard field is being developed from several drill pads on which multiple wells are located. As the program is one of infill drilling both between and beneath existing well bores, a large part of the field was shut in during the December quarter to allow this activity to occur. The pad drilling and the intertwining well bores provides two operational issues: one is that it would be unsafe to be drilling on a pad that contained a flowing well bore in close proximity, and accordingly that producing well is shut in while those pad operations are underway; second, where a well is being fracture stimulated in close proximity to an existing well bore, industry practice is to remove the pump and plug the well temporarily such that the pressure pulse seen from conducting the adjacent fracture stimulation does not push proppant (“frack sand”) into that well bore and damage the completion.

-	As a result of these operational constraints, during the quarter only 820 “well days” of the available 2,208 “well days” were on production during the quarter.

-	Given that the drilling program has been curtailed, the North Stockyard field is being returned to full production, currently, 20 wells are on stream and 6 wells are shut in.

-	In the Hawk Springs project in Wyoming, a cased hole testing program has been conducted in the Permian Hartville 9500’ sand on the Bluff #1-11 well. This 40-hour test flowed 8 MMscf/D (97% nitrogen) on a 21/64” choke with no decline in pressure.

PRODUCTION

Production for the March 2015 quarter increased from the December 2014 quarter as a result of the infill development program in North Stockyard despite the operational restraints outlined above.

Samson Oil & Gas Limited Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000 T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	Samson Oil & Gas USA 1131, 17th Street, Suite 710, Denver Colorado 80202 T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Prior 12 month production by quarter

	Q2 2014	Q3 2014	Q4 2014	Q1 2015
OIL, BO	53,317	34,863	43,990	63,843
GAS, MCF	47,998	45,536	44,715	68,960
BOE	59,041	42,453	51,443	75,336
BOEPD	656	471	571	837

Current quarter production by month

	January	February	March
OIL, BO	14,057	22,803	26,983
GAS, MCF	17,031	24,610	27,319
BOE	16,896	26,905	31,537
BOEPD	545	960	1,017

Note:

Production information (volumes and prices) may differ from previously advised information as there is generally a two to three month lag between production and receipt of sales and cash from the field operators.  Prior to receiving the final sales information, production is estimated from information provided by the operator and in some instances, third parties.

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
December 2014 Quarter	43,990	2,573,747	44,715	204,528	2,778,275
March 2015 Quarter	63,843	2,472,179	68,960	225,634	2,697,813

Average commodity prices:

	GAS US$/Mscf	OIL US$/Bbl
December 2014 Quarter	$4.57	$58.51
March 2015 Quarter	$3.27	$38.72

In some cases revenue is yet to be received and is therefore an estimate.

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	18,821
Roosevelt	Williston	Montana	Roosevelt	29,983
North Stockyard	Williston	North Dakota	Williams	531
Rainbow	Williston	North Dakota	Williams	950
South Prairie	Williston	North Dakota	Renville	6,592
State GC	Delaware	New Mexico	Lea	130

PROJECTS

North Stockyard
Rainbow Project
South Prairie Project
Williston Basin
Roosevelt Project
Montana
North Dakota
South Dakota
Wyoming
Greater Green River Basin
Rock Springs West
Nebraska
D-J Basin
Hawk Springs Project
Colorado
Kansas
New Mexico
Oklahoma
Western Permian Basin
State GC Oil Field
Texas
Gulf Coast Basin
Sabretooth Gas Field

 PROJECTS LOCATION MAP

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

The Bluff Prospect was drilled last June to test multiple targets in the Permian and Pennsylvanian sections in a 4-way structural trapping configuration. The Bluff #1-11 well reached a total depth of 8,900 feet after intersecting the pre-Cambrian basement on June 13th, 2014.

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Various oil shows were observed in the Cretaceous, Jurassic, Permian, and Pennsylvanian intervals while drilling. The Permian target zone (from 7738’-7756’) exhibited excellent porosity (29% density porosity). Detailed analysis of the Permian target zone proved that it was the source of the nitrogen gas that was seen while drilling the well. The presence of nitrogen in the Permian target zone validates the trap in the Bluff prospect and has the potential to host an oil leg below the gas cap. This data led the partners to make the decision to complete the Permian target sand.

The Permian target sand was flow tested at a rate of 8 MMscf/D on a 21/64” choke during a 40 hour flow test and then shut-in for a 10 day build-up using down-hole gauges. The buildup data has determined that the original reservoir pressure within the 9500 ft. sand is 3,459 psi. A chromatographic analysis of the gas samples indicated that the majority of the gas was composed of nitrogen (97.5%), with some helium (0.15%), carbon dioxide (0.15%), and the rest hydrocarbons (2.2%). A pressure transient analysis has confirmed that the 9500’ sand is highly permeable (around 500 md) and also identified a movable fluid boundary (oil or water) downdip of the well. Isotope Geochemistry analysis of the gas samples, has identified the source of the nitrogen, which is from a post-mature organic kerogen in the black shales of the Pennsylvanian section. The hydrocarbons in the samples are mixed thermogenic post mature gases generated in the wet gas/condensate window. All of the gathered evidence supports the theory that the fluid below the gas cap is likely to be oil. The gas-fluid interface has been identified through the integration of the pressure transient test data with newly processed inverted seismic data.

Samson is currently designing a second flow test that would partially draw down the gas cap to determine if an oil leg is indeed present. If it is determined that the fluid below the gas cap is oil, additional downdip wells could be drilled to recover the oil below the gas-oil contact. If water is found beneath the gas cap, then three zones in the Jurassic and Cretaceous sections, which are behind the intermediate casing, will subsequently be perforated and flow-tested. Log pay was determined in the both the Dakota and Morrison Formations. Using a 60% water saturation as a cut-off to determine oil productive zones, 23.5 feet of log pay was indicated in the Dakota (from 6,393 to 6,485 feet) and 3.5 feet in the Morrison (from 6,605 to 6,625 fee). The Jurassic Canyon Springs Formation could also be productive. When comparing the Canyon Springs reservoir characteristics in the Bluff well to analog producing fields in the southern Powder River Basin, there are many similarities between the two areas.

Spirit of America US34 #2-29 well

Samson 100% Working Interest

A re-completion in a 40 foot interval of the Dakota Formation is currently being planned for late Q2 2015.

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% and 52% Working Interest

During the quarter the Gladys 1-20H well produced 34,800 barrels of oil (gross). The well was shut-in during most of the month of January to be put on an electric submersible pump. This well is the first in the Rainbow project which is expected to support a drilling program of up to 14 wells, comprised of 8 wells in the middle Bakken and 6 in the Three Forks. Samson anticipates drilling a Bakken well in sections 18-19 before the end of 2015 to hold 1280 acres before the lease expires in early 2016.

South Prairie Project, North Dakota

Mississippian Mission Canyon Formation, Williston Basin

Birch Prospect Samson 25% Working Interest

Samson recently elected to participate in its proportionate 25% working interest in 900 net acres in the Birch prospect. The target zone is the Wayne zone of the Mississippian Mission Canyon Formation to be found at an expected depth of 4,800’ MD.  It is anticipated that this prospect could be drilled in the Q3 of 2015.

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$’000’s
Current cash on hand	2,603
Cash receipts from March quarter oil and gas sales	2,000
Proceeds from hedging	1,453
TOTAL	6,056

* Estimate based on realized March quarter production and $39 oil price (indicative of current Bakken oil pricing), allowing for a two month delay between production and cash receipt

FINANCIAL

Cash Distribution

Bank of the West (Samson’s trading bank)	US$856,038
Bank of New York Mellon	US$17,946
Mutual of Omaha	US$494,523
National Australia Bank	A$1,617,614

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31 March 2015 was $0.7634 The average A$:US$ exchange rate for the quarter was $0.7871.

The Company’s cash position at 31 March 2015 was as follows:

US$ (‘000’s)
Cash at bank and on deposit	:	2,603

Hedging

Samson has the following hedging in place with respect to WTI pricing:

Calendar Year	Volume- BBLS	Floor	Ceiling
2016	2,788	85.00	89.85

Calendar Year	Volume- BBLS	Floor	Ceiling
2016	36,600	67.50	82.50
2015	73,500	32.50	45.00

In April 2015, Samson closed out its 2015 hedging position for net proceeds of $1.45 million. In conjunction with crystallising the value in the hedge portfolio, Samson also purchased deferred puts with respect to 73,500 barrels of oil for production during 2015. These puts have a floor of $45.00 and sub floor of $32.50 and cost $1.36 per barrel, deferred until settlement of the hedge.

As at 31 March 2015 the value of Samson’s hedging program was $2.1 million. Subsequent to closing out the 2015 position in early April, the value of the hedging portfolio was $0.4 million at 20 April 2015.

For and on behalf of the Board of SAMSON OIL & GAS LIMITED	For further information please contact Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR Managing Director	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

30 April 2015

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	31 March 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (9. months) $US’000
1.1	Receipts from product sales and related debtors	2,394	9,404
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	(100) (5,120) (1,239) (1,100)	(3,810) (13,953) (4,128) (3,803)
	Dividends received
	Interest and other items of a similar nature received	5	25
	Interest and other costs of finance paid	(158)	(331)
	Income tax(payment) refund	-	(107)
	Other (provide details if material) Costs to abandon old wells Receipts from derivative instruments (hedges)	20 618	(906) 847
	Net Operating Cash Flows	(4,680)	(16,762)
	Cash flows related to investing activities
	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	-	(24)
	Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - -	- - -
	Loans to other entities
	Loans repaid by other entities
	Other (provide details if material)
	Net investing cash flows	-	(24)
	Total operating and investing cash flows	(4,680)	(16,786)
	Cash flows related to financing activities
	Proceeds from issues of shares, options, etc.	-	1
	Proceeds from sale of forfeited shares
	Proceeds from borrowings	3,500	13,000
	Repayment of borrowings
	Dividends paid
	Other (provide details if material) loan expenses Costs of equity issued	- -	(84) (45)
	Net financing cash flows	3,500	12,872
	Net increase (decrease) in cash held	(1,180)	(3,914)
	Cash at beginning of quarter/year to date	3,881	6,846
	Exchange rate adjustments to item 1.20	(98)	(329)
	Cash at end of quarter	2,603	2,603

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	201
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	19,000	19,000
	Credit standby arrangements	-	-

*In January 2014 a reserve based debt facility was entered into for $25 million. The current borrowing base as at 31 March 2015 is $19 million, it is fully drawdown.

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Estimated cash outflows for next quarter*

		$US’000
4.1	Exploration and evaluation	50
	Development	1,200
	Production	1,087
	Administration	1,400
	Total	3,737

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	2,603	3,881
5.2	Deposits at call	-	-
	Bank overdraft	-	-
	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	2,603	3,881

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
Interests in mining tenements acquired or increased

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (cents)	Amount paid up per security (see note 3) (cents)
7.1	Preference+securities (description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	2,837,782,022	2,837,782,022
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options (description and conversion factor)	4,000,000 229,634,519 4,000,000 87,033,246	- 229,634,51 - -	Exercise price 15.5c 3.8c 3.9c 3.3c	Expiry date 31.10.2015 31.03.2017 30.11.2017 30.04.2018
7.8	Issued during quarter
7.9	Exercised during quarter
7.10	Expired during quarter
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)	NIL	NIL

SAMSON OIL & GAS LIMITED

March 2015 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 30 April 2015
(Company secretary)

Print name:	Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows applies to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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